Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                                       OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): September 6, 2000

                           SI DIAMOND TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                      TEXAS
                 (State or Other Jurisdiction of Incorporation)




     1-11602                                             76-0273345
(Commission File No.)                       (I.R.S. Employer Identification No.)


                             3006 Longhorn Boulevard
                                    Suite 107
                               Austin, Texas 78758
                    (Address of Principal Executive Offices)

                                  512/339-5020
              (Registrant's Telephone Number, Including Area Code)


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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On September 6, 2000, SI Diamond Technology, Inc. (the "Registrant") was notified that WallaceSanders & Company had merged with McGladrey & Pullen, LLP and that WallaceSanders & Company would no longer be the auditor for the Registrant. McGladrey & Pullen, LLP was appointed as the Registrant's new auditor effective September 6, 2000. The auditor's reports from WallaceSanders & Company for the Registrant's past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified as to audit scope or accounting principles. However, the auditor's reports for the past two fiscal years were modified regarding the uncertainty of the Registrant's ability to continue as a going concern. The decision to engage McGladrey & Pullen, LLP as the successor to WallaceSanders & Company was recommended and approved by the Registrant's Board of Directors. During the Registrant's two most recent fiscal years and the subsequent interim period preceding the change, there have been no disagreements with WallaceSanders & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Registrant has requested WallaceSanders & Company to furnish a letter addressed to the Commission stating whether it agrees with the statements made in this Item. Such letter is included in an exhibit to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  Exhibits:

         16       Letter on change in certifying accountant

         99       Notice from Accountant

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              SI DIAMOND TECHNOLOGY, INC.


                              By: /s/ Tracy Vaught
                                 -----------------------------------------------
                                 Tracy Vaught, Chief Financial Officer


Dated: September 12, 2000